UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 15, 2008 (February 12, 2008)

Newcastle Investment Corp.

(Exact name of registrant as specified in its charter)

Maryland

(State or other jurisdiction of incorporation)

001-31458 (Commission File Number)	81-0559116 (IRS Employer Identification No.)

1345 Avenue of the Americas, 46th Floor New York, New York (Address of principal executive offices)	10105 (Zip Code)

Registrant’s telephone number, including area code (212) 798-6100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On February 12, 2008, Newcastle Investment Corp. (the “Company”) voluntarily elected to terminate its Master Loan and Security Agreement (as amended, the “Agreement”) with Morgan Stanley Bank (“Morgan Stanley”), under which the Company maintained a $200 million revolving credit facility (the “Facility”), which was secured by substantially all of the Company’s unencumbered assets. As a result of the termination, the assets securing the Company’s obligations under the Agreement are no longer pledged to Morgan Stanley. The Company did not pay any penalties as a result of terminating the Agreement.

The Company voluntarily elected to terminate the Agreement for several reasons. At the time of the termination, the Company did not have any amounts outstanding under the Facility and had not drawn any amounts under the Facility since July 2007. Consequently, the Facility was not significant to the Company’s current operating activity. In addition, as a result of terminating the Facility and the related release of the collateral, the Company is now able to use these assets as collateral for future financing activities, which may contain more favorable terms than the terms set forth in the Agreement, thereby benefiting the Company. At this time, following the termination of the Facility, the Company believes that its cash on hand, when combined with its cash flow provided by operations, proceeds from the repayment or sale of investments and borrowings, is sufficient to satisfy its anticipated liquidity needs with respect to its current investment portfolio.

This Current Report is being furnished and shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, unless expressly set forth as being incorporated by reference into such filing.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This Current Report contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate to, among other things, the operating performance of our investments, the stability of our earnings, the sufficiency of our liquidity and our financing needs. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “expect,” “believe” or other similar words or expressions. Forward-looking statements are based on certain assumptions and future expectations and anticipate the successful and timely execution of future plans and strategies. Our ability to predict results or the actual outcome of future plans or strategies is inherently uncertain. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. These forward-looking statements involve risks, uncertainties and other factors that may cause our actual results in future periods to differ materially from forecasted results. Factors that could have a material adverse effect on our operations, liquidity and future prospects include, but are not limited to:

•	our ability to take advantage of opportunities in additional asset classes at attractive risk-adjusted prices;
•	our ability to deploy capital accretively;
•	the risks that default and recovery rates on our loan portfolios exceed our underwriting estimates;
•	the relationship between yields on assets which are paid off and yields on assets in which such monies can be reinvested;
•	the relative spreads between the yield on the assets we invest in and the cost of financing;
•	changes in economic conditions generally and the real estate and bond markets specifically;

•	adverse changes in the financing markets we access affecting our ability to finance our investments, or in a manner that maintains our historic net spreads;
•	changing risk assessments by lenders that potentially lead to increased margin calls or not extending our repurchase agreements in accordance with their current terms;
•	changes in interest rates and/or credit spreads, as well as the success of our hedging strategy in relation to such changes;
•	the quality and size of the investment pipeline and the rate at which we can invest our cash, including cash inside our CBOs;
•

impairments in the value of the collateral underlying our investments and the relation of any such impairments to our judgments as to whether changes in the market value of our securities, loans or real estate are temporary or not and whether circumstances bearing on the value of such assets warrant changes in carrying values;

•	legislative/regulatory changes;
•	completion of pending investments or asset sales;
•	the availability and cost of capital for future investments;
•	competition within the finance and real estate industries; and
•	other risks detailed from time to time below, particularly under the heading “Risk Factors,” and in our other SEC reports.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee our future results, liquidity, financial condition or performance. The factors noted above could cause our actual results to differ significantly from those contained in any forward-looking statement. Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our management’s views only as of the date of this report. We are under no duty to update any of the forward-looking statements after the date of this report to conform these statements to actual results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWCASTLE INVESTMENT CORP. (Registrant)
/s/ Debra A. Hess
Debra A. Hess Chief Financial Officer

Date: February 15, 2008